SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event report): December 30, 2005

                            AMS HEALTH SCIENCES, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

   OKLAHOMA                   001-13343               73-1323256
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(State or other            (Commission File           (IRS Employer
jurisdiction of                Number)             Identification Number)
incorporation)


                   711 NE 39th Street, Oklahoma City, OK 73105
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (405) 842-0131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the Following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

ITEM 5.02. Departure of Directors or Principal Officers; Appointment of
           Principal Officers.

Effective as of December 30, 2005, Steven G. Kochen is no longer President of AMS Health Sciences, Inc. The Company will soon begin an executive search for a replacement. Until that time, John Hail will act as interim President. Mr. Hail is the founder, CEO and Chairman of the board of directors of AMS Health Sciences, Inc.

"We would like to thank Steve for his contributions to AMS Health Sciences, Inc. during his brief tenure with our company. We wish him good fortune in his future business endeavors," said CEO John Hail.

On January 4, 2006, Brent Haggard, director of AMS Health Sciences, Inc., resigned his position effective immediately. Mr. Haggard also resigned his position from the Audit Committee and Compensation Committee of the board of directors. "We would like to thank Brent for his significant contributions to AMS Health Sciences, Inc.'s board of directors." said CEO John Hail.

ITEM 8.01. Other Events.

Mr. Hail also outlined two major operational plans for 2006 which are designed to return the Company to profitability. "First we are reducing our overhead significantly going forward. In 2006, we are targeting cost reductions of approximately $1,500,000 pre-tax. This includes staff reductions and other administrative costs. These costs savings, coupled with increasing revenue from our re-invigorated associate base and an enhanced efficiency from all of our employees should go far in helping our company to return to profitability." Mr. Hail also stated, "Next, we are expecting good growth in our independent associate base due primarily to a combination of the new marketing plan called Daily Priorities International (DPI) and our high quality line of health and beauty aid (HBA) products. We are optimistic about sales of our new fast-selling liquid nutritional supplements, spearheaded by the great tasting and healthy Prime Delight. Prime Delight is a refreshing pomegranate-based fruit drink with added adaptogens and coenzymes that offers superior anti-oxidant protection. Based on the success of the actions we are implementing, we expect to return our company to successful and profitable operations", John Hail stated.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                          AMS HEALTH SCIENCES, INC.

                                              /s/ Robin L. Jacob
                                          By:     Robin L. Jacob
                                                  Chief Financial Officer